                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
               EXCHANGE ACT OF 1934 (AMENDMENT NO.             )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   MAPCO Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   MAPCO Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    (MAPCO INC. LOGO)
                                 1800 South Baltimore Avenue
                                 Tulsa, Oklahoma 74119

                                                                   April 8, 1994

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company which will be held at 10:00 a.m., Central Daylight Time, Wednesday, May 25, 1994 at the offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119.

     The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

                                             Very truly yours,

                                             /s/ JAMES E. BARNES

                                             James E. Barnes
                                             Chairman of the Board
                                             and Chief Executive Officer

                                   MAPCO INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of MAPCO Inc., a Delaware corporation, will be held on Wednesday, May 25, 1994 at 10:00 a.m., Central Daylight Time, at the offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119 for the following purposes:

          1. To elect three nominees for Directors to Class III Directorships;

          2. To consider and act upon a proposal to approve the selection of Deloitte & Touche as independent auditors for the year ending December 31, 1994; and

          3. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 4, 1994 will be entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed and will be maintained at Harris Trust Company of New York, 77 Water Street, New York, New York 10005.

     Mailing of this Notice, the Proxy Statement and the 1993 Annual Report to Stockholders is expected to begin on April 8, 1994.

                                            By Order of the Board of Directors

                                            David W. Bowman
                                            Senior Vice President, General
                                            Counsel and Secretary

Tulsa, Oklahoma
April 8, 1994

     You are cordially invited to attend the meeting. Whether or not you plan to do so, please sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no postage if mailed in the United States.

                                            MAPCO INC.
           (MAPCO LOGO)            1800 SOUTH BALTIMORE AVENUE
                                      TULSA, OKLAHOMA 74119


                                PROXY STATEMENT

     This statement is furnished in connection with the Annual Meeting of Stockholders of MAPCO Inc. (the "Company") to be held at 10:00 a.m., Central Daylight Time, May 25, 1994 at the offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119.

     Stockholders of record at the close of business on April 4, 1994 will be entitled to vote at the meeting.

                            SOLICITATION OF PROXIES

     Execution and return of the enclosed proxy, which may be revoked at any time prior to the meeting, is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting.

     Solicitation other than by mail may be made personally, by telephone or by telegraph, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons, such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a cost not expected to exceed $15,000. The total cost of soliciting proxies will be borne by the Company. All shares represented by valid proxies will be voted, absent contrary instructions.

                               VOTING SECURITIES

     Each Stockholder is entitled to one vote for each share of Common Stock, $1.00 par value ("Common Stock"), registered in his name on the Company's books at the close of business on April 4, 1994. The Company has no other voting securities outstanding. Stockholders do not have cumulative voting rights in the election of Directors. Other than the election of Directors, the approval of each proposal that is being submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Although abstentions and broker non-votes will be included in the calculation of the number of shares that are considered present at the Annual Meeting, they will not be counted as votes cast. As of April 4, 1994, the record date for voting, there were 29,964,822 shares of Common Stock of the Company outstanding and entitled to vote.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     According to information from Schedule 13G filings as of March 1, 1994, the following table lists the Stockholders known to the Company to be beneficial holders of more than five percent of the outstanding Common Stock of the
Company:

                                       AMOUNT & NATURE OF
                                           BENEFICIAL         PERCENT
NAME & ADDRESS OF BENEFICIAL OWNER         OWNERSHIP          OF CLASS
- -----------------------------------    ------------------     --------
Oppenheimer Group, Inc.(1)                 3,477,407(2)         11.61%
  Oppenheimer Tower
  World Financial Center
  New York, NY 10281
Bankers Trust New York Corporation,          537,042(4)           1.8%(3)
  and its wholly-owned subsidiary,
  Bankers Trust Company, as Trustee
  for various trusts and employee
  benefit plans and as an
  investment advisor(3)
  280 Park Avenue
  New York, NY 10017
Loomis, Sayles & Company, L. P.            2,063,608(5)           6.9%
  One Financial Center
  Boston, MA 02111
Aetna Life and Casualty Company(6)         1,644,300(7)          5.49%
  151 Farmington Avenue
  Hartford, CT 06156-3124

- ---------------

(1) Schedule 13-G filed by Oppenheimer Group, Inc. as a parent holding company pursuant to the provisions of Rule 13(d)-(1)(b) on behalf of Oppenheimer LP and subsidiary companies and/or certain investment advisory clients or discretionary accounts of such subsidiaries and relating to their collective beneficial ownership.

(2) Beneficial ownership as of December 31, 1993; shared power to vote or to direct the vote of 3,477,407 shares; and shared power to dispose of or to direct the disposition of 3,477,407 shares. Includes shared power to vote and shared power to dispose of 3,006,620 shares or 10.04% held by Oppenheimer Capital.

(3) Schedule 13-G filed on behalf of Bankers Trust New York Corporation as parent holding company pursuant to the provisions of Rule 13d-1(b)(ii)G and on behalf of Bankers Trust Company as a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Bankers Trust Company (the "Bank"), as Trustee of the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, was also record owner of 2,514,474 shares, or 8.4% of the Issuer's outstanding common stock, with respect to which the Bank and Bankers Trust New York Corporation disclaim beneficial ownership.

(4) Beneficial ownership as of December 31, 1993; sole power to vote or to direct the vote of 175,702 shares and sole power to dispose of or to direct the disposition of 535,312 shares; shared power to vote or to direct the vote of 1,730 shares; and shared power to dispose of or to direct the disposition of 1,730 shares.

(5) Beneficial ownership as of December 31, 1993; sole power to vote or to direct the vote of 806,470 shares and no shared voting power; shared power to dispose of or to direct the disposition of 2,063,608 shares and no sole dispositive power.

(6) Schedule 13-G filed by Aetna Life and Casualty Company pursuant to the provisions of Rule 13d-1(b)(ii)(G) as a parent holding company on behalf of its wholly-owned subsidiaries.

(7) Beneficial ownership as of December 31, 1993; sole power to vote or to direct the vote of 1,644,300 shares and sole power to dispose of or to direct the disposition of 1,644,300 shares.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with the terms of office of the Directors of each class ending in different years. After the Annual Meeting of Stockholders for which this Proxy Statement has been prepared, the Class I, II and III Directors are to serve until the Annual Meeting of Stockholders in 1995, 1996 and 1997, respectively, or until their successors are elected.

     Class III nominees for election as director were considered at the Nominating Committee meeting held on January 25, 1994. It was unanimously approved that Herman J. Schmidt, Malcolm T. Hopkins and Donald Paul Hodel be nominated for election as Class III Directors at this Annual Meeting of Stockholders. All of the nominees are currently serving as Directors. Each of the nominees has consented to nomination and will serve as a Director if elected. If any of the nominees should be unable to serve, which is not anticipated, proxies will either be voted for the election of a substitute nominee or the number of Directors will be accordingly reduced by action of the Board of Directors. During 1993, MAPCO Inc. did not add or lose any board member. There are currently no vacancies on the Board of Directors.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation provides information as to each person nominated for election as a Director and each of the other Directors whose term of office will continue after the meeting. The table also shows information concerning beneficial ownership of the Company's Common Stock by all Directors and nominees and by the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for 1993 (the "named Executive Officers") and all Directors and Executive Officers as a group. The persons named below have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. In addition, unless otherwise indicated, such persons have held their respective principal occupations stated therein for more than five years.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON APRIL 4,       PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1994          OF CLASS
- -------------------------------------------------    --------     --------------     --------
Wayne K. Goettsche -- Age 60.                             I             10,000(4)        (2)
Houston, Texas. Director since November 1979.
Since 1978, Chairman of the Board of WKG
Corporation, a financial and management
consulting firm. Board/Board Committee
attendance(1) 90%.

Donald L. Mellish -- Age 66.                              I             21,100(4)        (2)
Anchorage, Alaska. Director since June 1981.
Chairman of the Executive Committee and a
Director of National Bancorp of Alaska, Inc.
Presently a Director of Pacific Telecom Inc.
Board/Board Committee attendance(1) 92%.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON APRIL 4,       PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1994          OF CLASS
                                                     --------     --------------     --------

Robert M. Howe -- Age 54.                               I           178,887(3)         (2)
Tulsa, Oklahoma. Director of the Company
since March 1986; President and Chief
Operating Officer since December 1991. Executive
Vice President and Chief Operating Officer from
March 1986 to December 1991. Senior Vice
President -- Petroleum of the Company from
December 1984 to March 1986. Employed in 1964 by
Conoco, Inc., an integrated energy company, in
which he served in various engineering and
management positions until his resignation in
November 1984, when he was responsible for
strategic planning and financial analysis for
Conoco's world-wide petroleum operations.
Presently a Director of ElectroCom Automation,
Inc. Board/Board Committee attendance(1) 100%.
Robert L. Parker -- Age 70.                               I             10,400(4)        (2)
Tulsa, Oklahoma. Director since May 1986.
  Chairman of the Board of Parker Drilling
Company, an international oil and gas drilling
company. Presently a Director of Bank of Oklahoma
Financial Corporation, Clayton Williams Energy,
Inc. and Enterra Corporation. Board/Board
Committee attendance(1) 100%.
James E. Barnes -- Age 60.                               II            395,064(3)        1.3%
Tulsa, Oklahoma. Director, Chairman of the Board
  and Chief Executive Officer of the Company
since December 1991. Director, Chairman of the
Board, President and Chief Executive Officer of
the Company from May 1986 to December 1991.
Director, President and Chief Executive Officer
of the Company from February 1984 to May 1986.
Advisory, non-voting Director, Senior Executive
Vice President and Chief Operating Officer of the
Company from June 1983 to February 1984. Employed
in 1956 by Conoco, Inc., an integrated energy
company, in which he served in various
engineering and management positions until his
resignation in May 1983 when he was Executive
Vice President, Petroleum Products, North America
of Conoco, Inc., and a member of Conoco's Board
of Directors and Executive Committee with his
responsibilities then including all refining,
marketing, transportation, and natural gas and
gas products activities in North America.
Presently a Director of Bank of Oklahoma
Financial Corporation, Southwestern Bell
Corporation, and Kansas City Southern Industries,
Inc. Board/Board Committee attendance(1) 100%.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON APRIL 4,       PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1994          OF CLASS
  --------------------------------------------       --------     --------------     --------
Philip C. Lauinger, Jr. -- Age 58.                       II             13,800(4)(5)     (2)
Tulsa, Oklahoma. Director since August 1973.
Presently Chairman and Chief Executive Officer
of Lauinger Publishing Company, which provides
investment and advisory services to the business
publishing industry. Formerly Director, Chairman
and Chief Executive Officer of PennWell
Publishing Company, an international business
magazine and information publishing company.
Presently a Director of Bank of Oklahoma
Financial Corporation. Board/Board Committee
attendance(1) 100%.

Harry A. Fischer, Jr. -- Age 67.                         II             10,000(4)        (2)
Glenview, Illinois. Director since May 1986.
Chairman since January 1988, Chairman,
President and Chief Executive Officer from
November 1985 to January 1988, and President and
Chief Executive Officer from November 1980 to
November 1985 of Daubert Industries, Inc., a
manufacturer of chemically treated papers,
coatings, rust and corrosion prevention chemi-
cals, adhesives, sealants and masking tape
products. Presently a Director of Lee
Enterprises, Incorporated. Board/Board Committee
attendance(1) 80%.

Samuel F. Segnar -- Age 66.                              II              9,000(4)        (2)
Houston, Texas. Director since September 1989.
Retired Chairman and Chief Executive Officer of
ENRON Corporation. Formerly Chairman of the Board
of Collecting Bank, N.A., Houston and Vista
Chemical Co. (1986-1988). Presently a Director
of Textron, Inc., Seagull Energy Corporation,
Hartmarx Corporation and Gulf States Utilities
Company and serves on the Advisory Board of Pilko
& Associates and the National Advisory Board of
First Commercial Bank. Owner, Sam F. Segnar
Interests, a company involved in construction,
development, heavy equipment, aviation and
insurance businesses. Board/Board Committee
attendance(1) 100%.

Herman J. Schmidt -- Age 77.                            III             10,927(4)        (2)
Greenwich, Connecticut. Director since May 1979.
Retired October 1978 as Vice Chairman of Mobil
Oil Corporation, an international oil company.
Presently a Director of H. J. Heinz Company,
Tri-Continental Corporation, Seligman Select
Municipal Fund, Inc., Seligman Quality Municipal
Fund, Inc., Seligman Mutual Funds and HON
Industries, Inc. Board/Board Committee
attendance(1) 100%.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON APRIL 4,       PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1994          OF CLASS
- -------------------------------------------------    --------     --------------     --------
Malcolm T. Hopkins -- Age 66.                           III             11,165(4)        (2)
Asheville, North Carolina. Director since May
1986. Retired October 1984 as Vice Chairman and
Chief Financial Officer, St. Regis Corporation, a
diversified, multinational forest products
company, that also had insurance, oil and gas and
chemical operations. Presently a private investor
and a Director of The Columbia Gas System, Inc.,
Metropolitan Series Fund, Inc., Metlife
Portfolios, Inc., Wangner Systems Corporation,
U.S. Home Corporation and Kinder-Care Learning
Centers, Inc. Trustee, The Biltmore Funds.
Board/Board Committee attendance(1) 100%.

Donald Paul Hodel -- Age 58.                            III              6,100(4)        (2)
Silverthorne, Colorado. Director since September
1990. Presently Managing Director of Summit
Group International, Ltd., an energy and natural
resources consulting firm; Director of Taylor
Energy Company, a privately-held independent oil
and gas company; Advisor to the President, Texon
Corporation; Member, Advisory Council, Electric
Power Research Institute. From 1985 to 1989,
Secretary, U.S. Department of the Interior.
Secretary, U.S. Department of Energy 1982-1985.
Under Secretary, U.S. Department of the Interior
1981-1982. Formerly Chairman, National Critical
Materials Council; Chairman Pro Tem, Member,
Domestic Policy Council, 1986-1989. Board/Board
Committee attendance(1) 100%.

W. Jeffrey Hart                                                         61,417(3)        (2)
Frank S. Dickerson, III                                                 49,004(3)        (2)
David W. Bowman                                                         58,492(3)        (2)
All Directors and Officers as a group (24                            1,103,265(3)        3.7%
persons)

- ---------------

(1) Indicates for 1993 the percentage of meetings attended by each Director out of the total number of meetings of the Board and Committees of the Board described below on which such Director served.

(2) Does not exceed one percent.

(3) Includes options for the Company's Common Stock that may be exercised within 60 days by Messrs. Barnes (190,382), Howe (100,261), Hart (10,288),
     Dickerson (23,980), Bowman (37,196) and all Officers and Directors as a group (510,822). Also includes shares of the Company's Common Stock that are allocated as of December 31, 1993, under the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan (Mr. Barnes 1,438 shares, Mr. Howe 4,753 shares, Mr. Hart 1,592 shares, Mr. Dickerson 3,706 shares and Mr. Bowman 3,753 shares) and under the MAPCO Inc. & Subsidiaries Employee Stock Ownership Plan as of December 31, 1993 (Mr. Barnes 38 shares, Mr. Howe -0-shares, Mr. Hart 1,142 shares, Mr. Dickerson -0-shares and Mr. Bowman -0-shares).

(4) Includes options for the Company's Common Stock that may be exercised within 60 days by all non-employee Directors under the 1989 Outside Directors Stock Option Plan and includes shares held in the dividend reinvestment plan of MAPCO Inc. Fractional shares held in the dividend reinvestment plan have been rounded.

(5) Does not include 1000 shares owned by Mrs. Philip C. Lauinger, Jr. with respect to which Mr. Lauinger has disclaimed all beneficial ownership.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     None.

               MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     During 1993, six meetings of the Board of Directors were held. The Board has established four committees to assist it in the discharge of its responsibilities. The principal functions of each committee are described in the succeeding paragraphs.

                              EXECUTIVE COMMITTEE

     The Executive Committee has and may exercise all the powers of the Board of Directors except to (1) elect Directors, (2) alter, amend or repeal the Company's By-laws, (3) declare any dividend or make any other distribution to the Stockholders of the Company, (4) appoint any member of any Board Committee or (5) authorize any merger or consolidation, or sale, lease or encumbrance of all or substantially all the assets of the Company, or any acquisition by the Company of all or substantially all of the business or assets of any other corporation or entity. The Committee did not meet in 1993. The Committee members are James E. Barnes (Chairman), Wayne K. Goettsche, Robert M. Howe, Robert L. Parker and Herman J. Schmidt.

                                AUDIT COMMITTEE

     The Audit Committee's functions are (1) to recommend to the Board of Directors, subject to stockholder approval, the selection of the Company's independent auditors, (2) on behalf of the Board of Directors to oversee the Company's financial reporting process, (3) to review and discuss with the internal auditor and the independent auditors, the overall scope and specific plans for their respective audits, (4) to review and discuss with the internal auditor and independent auditors the results of their examinations, their evaluations of the Company's internal controls, and their assessments of the overall quality of the Company's financial reporting, and (5) such additional duties as may be assigned by the Board of Directors. This Committee had five meetings during 1993. The Committee members are Wayne K. Goettsche (Chairman), Harry A. Fischer, Jr., Philip C. Lauinger, Jr. and Donald Paul Hodel.

                             COMPENSATION COMMITTEE

     At its March 1994 meeting, the Compensation Committee duties were revised by the Board of Directors. Currently, the Compensation Committee's functions are to (1) approve the salaries of all Executive Officers (those officers with reporting obligations under Section 16 of the Securities and Exchange Act of 1934, as amended), (2) designate participants, establish objectives, establish applicable performance measurement criteria and make awards under all executive incentive compensation plans, including stock-based plans, (3) review summary data of annual segment incentive compensation plans, (4) establish the Company's overall compensation philosophy and annual merit budget guidelines and monitor the appropriateness and consistency of the Company's compensation practices, goals, policies and philosophies, (5) review from time to time data prepared by third party consultants to gauge the appropriateness and competitiveness of compensation and benefits for executive personnel, (6) review from time to time the level and composition of all elements of compensation, benefits and perquisites provided to non-employee members of the Board of Directors, (7) amend and oversee the administration of health plans and qualified and non-qualified benefit plans, including approving all contributions to profit sharing plans, and delegate to the management of the Company limited authority to amend benefit plans, (8) evaluate the performance of the Chief Executive Officer ("CEO") and other Executive Officers and counsel the CEO in management development and performance evaluation matters, (9) assure that effective succession planning is conducted for the CEO and other Executive Officers, (10) review and approve compensation and benefit information to be included in the Company's annual proxy statement and prepare, over the names of the Committee members, the "Compensation Committee Report on Executive Compensation" on an annual basis for the Company's proxy statement, and (11) recommend to the Board of Directors for final approval: the adoption of health plans and qualified and non-qualified benefit plans and the adoption and amendment of executive incentive compensation and stock-based plans, the adoption and amendment of compensation and benefit plans and programs for non-employee members of the Board of Directors and employment continuation agreements or similar agreements proposed to be entered into with any executive. This Committee had five meetings during 1993. The Committee members are Herman J. Schmidt (Chairman), Malcolm T. Hopkins, Donald
L. Mellish, Robert L. Parker and Samuel F. Segnar.

                              NOMINATING COMMITTEE

     The Nominating Committee's functions are to recommend candidates for membership on the Board of Directors and to recommend the duties and makeup of the committees of the Board of Directors. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at the next annual meeting, such recommendations, including the nominees' qualifications and consent, should be sent to the Committee in care of the Secretary of the Company and received no later than December 31, 1994. The Committee had three meetings in 1993. The current Committee members are Donald L. Mellish (Chairman), Robert L. Parker, Herman J. Schmidt and Samuel F. Segnar.

                           COMPENSATION OF THE BOARD

     Employee directors are not compensated for services as a director. Non-employee directors ("Outside Directors") receive an annual retainer of $25,000 and, with the exception of director Donald L. Mellish, a fee of $1,000 for attendance at each Board or Committee meeting. Because Mr. Mellish routinely travels to Board or Committee meetings from outside the contiguous 48 states, he receives double the Board or Committee meeting attendance fee of $1,000; provided, however, if the Board and Committee meetings are held jointly, only his Board attendance fee is doubled. Until March 1993, under the MAPCO Inc. 1989 Outside Director Stock Option Plan, described below, an Outside Director was able to elect to receive discounted stock options in lieu of all or half of his annual retainer fee. This feature was unanimously eliminated by the Board on March 24, 1993. The Audit and Compensation Committee Chairmen receive additional annual compensation of $4,000 and the Nominating Committee Chairman receives annual compensation of $3,000 in addition to Committee attendance fees. The Company also reimburses its Directors for travel, lodging and related expenses incurred in attending Board and Committee meetings and provides each Outside Director with $100,000 in life insurance benefits and $250,000 in accidental death and dismemberment insurance benefits.

     Outside Directors are eligible to participate in the 1986 Retirement Plan for Non-Employee Directors (the "Director Retirement Plan"). Under the Director Retirement Plan, an Outside Director who has completed at least five years of service as a member of the Board of Directors and retires from the Board after attaining age 70 will receive a benefit for life equal to the annual retainer fee payable to Outside Directors at the time of his retirement. An Outside Director who has not attained age 70 at the time he leaves the Board, but who has completed at least five years of service as a member of the Board, will generally receive a benefit equal to the annual retainer fee then payable to Outside Directors for the lesser of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years. Upon the occurrence of a Change in Control (as defined in the Employment Continuation Agreements for executive officers described below), all Outside Directors will be entitled to receive a benefit under such plan, regardless of the length of Board membership. Such benefit will be equal to the annual retainer fee then payable to Outside Directors multiplied by the greater of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years.

1989 OUTSIDE DIRECTOR STOCK OPTION PLAN

     In 1989, the Company, with the approval of the Stockholders, adopted the 1989 Outside Director Stock Option Plan (the "Director Plan"). All Outside Directors are eligible to participate in the Director Plan. There are currently nine Outside Directors.

     The maximum number of shares of the Company's Common Stock that may be issued under the Director Plan is 200,000. In the event of a stock split or a stock dividend or other relevant change affecting the Company's Common Stock, appropriate adjustments may be made in the number of shares that could be issued in the future and in the number of shares and price of all outstanding options granted before such event. If an option is cancelled or expires without the issuance of shares, the shares subject to such option will be available for future grants under the Director Plan.

     Annual Grants. In each calendar year during the term of the Director Plan, each Outside Director will receive an immediately exercisable option having a ten-year term to purchase 2,000 shares of the Company's Common Stock. Each such annual award shall be made on the later of the first business day following the annual meeting of the Company's Stockholders or June 1 and shall have an option price equal to the fair market value of a share of the Company's Common Stock on the date of grant.

     Termination of Board Membership. In the event that an Outside Director's Board membership terminates by reason of retirement after attaining age 70, long-term disability or death, such Director's options may thereafter be exercised in full in the case of retirement for a period of three years and in the case of death or disability for a period of one year, subject in each case to the stated term of the option. In the event an Outside Director's Board membership terminates for any other reason, such Director's options will expire.

     Other Information. The Board may terminate or suspend the Director Plan at any time but such termination or suspension shall not affect any options then outstanding. Unless sooner terminated by action of the Board, the Director Plan will terminate on March 29, 1999, but options outstanding on such date shall continue to be outstanding until the expiration of their terms. The Board may also amend the Director Plan as it deems advisable, but unless the Stockholders approve, no such amendment may materially increase the benefits to Outside Directors. In addition, no such amendment shall adversely affect any option theretofore granted under the Director Plan without the holder's consent.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services provided during the fiscal years ended December 31, 1993, 1992 and 1991 to the Chief Executive Officer and the four other most highly compensated executive officers (the "named Executive Officers") whose total cash compensation for the year ended December 31, 1993, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                       ---------------------------------------
                                        ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                               -------------------------------------   --------------------------   ----------
                                                        OTHER ANNUAL   RESTRICTED    SECURITIES                   ALL OTHER
       NAME AND                              BONUS      COMPENSATION     STOCK       UNDERLYING        LTIP      COMPENSATION
  PRINCIPAL POSITION    YEAR   SALARY($)     ($)(1)        ($)(2)      AWARDS($)    OPTIONS(#)(3)   PAYOUTS($)      ($)(4)
- ----------------------- ----   ---------   ----------   ------------   ----------   -------------   ----------   ------------
James E. Barnes........ 1993    675,000     1,292,000       7,810              0        96,618              0       44,782
Chairman of the Board   1992    665,833             0       5,308              0       141,471              0       46,040
  & CEO                 1991    620,000       623,000       5,884              0       135,061        197,700       41,386
Robert M. Howe......... 1993    350,417       591,000       3,183              0        51,210              0       26,267
President & COO         1992    340,000             0       2,766              0        98,733              0       26,317
                        1991    294,167       258,000       3,133              0        57,880         98,600       21,961
W. Jeffrey Hart........ 1993    253,000       449,000       4,657              0        75,085              0       20,825
Senior Vice President,  1992    250,000             0       4,791              0        64,760              0       20,742
  Petroleum             1991    235,333        46,000       6,092              0        55,460         59,400       19,134

                                                                               LONG-TERM COMPENSATION
                                                                       ---------------------------------------
                                        ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                               -------------------------------------   --------------------------   ----------
                                                        OTHER ANNUAL   RESTRICTED    SECURITIES                   ALL OTHER
       NAME AND                              BONUS      COMPENSATION     STOCK       UNDERLYING        LTIP      COMPENSATION
  PRINCIPAL POSITION    YEAR   SALARY($)     ($)(1)        ($)(2)      AWARDS($)    OPTIONS(#)(3)   PAYOUTS($)      ($)(4)
- ----------------------- ----   ---------   ----------   ------------   ----------   -------------   ----------   ------------
Frank S. Dickerson,     1993    227,000       345,000       1,599              0        26,108              0       19,255
  III..................
Senior Vice President,  1992    212,000             0         926              0        28,460              0       18,186
  Chief Financial       1991    198,667       163,000         360              0        20,718          49600       16,868
  Officer & Treasurer
David W. Bowman........ 1993    227,000       345,000          66              0        26,317              0       19,255
Senior Vice President,  1992    216,000             0          53              0        30,545              0       18,421
  General Counsel &     1991    202,500       164,000          39              0        21,400         49,600       17,190
  Secretary

- ---------------

(1) Senior level executive officers of the Company waived bonuses for 1992.

(2) Represents tax gross-up payments to a nonqualified defined contribution plan.

(3) Under the 1989 Stock Incentive Plan, MAPCO has a "reload" or replacement option feature providing for additional options to restore the potential future appreciation of any outstanding shares actually used to exercise an option, as well as shares forfeited for tax withholding ("Replacement Option"). Replacement Options are granted only in connection with stock-for-stock exchanges where an optionee exercises vested stock options with already-owned stock of the Company. The Replacement Options which are received by the optionee are equal to the number of shares used to exercise the original options plus those shares forfeited for tax withholding. Replacement Options have terms substantially similar to the original option, including the same expiration date; however, Replacement Options have an exercise price per share equal to the fair market value of a share of common stock on the date the Replacement Options are granted. Replacement Options are not exercisable for at least six months from the grant date for those granted prior to January 22, 1992 and 12 months for those granted after January 22, 1992. By recapturing the potential for future appreciation through Replacement Options, key management is provided with the incentive to acquire shares rather than hold options until the end of the exercise period. Replacement Options are granted only to the extent existing shares held by the employee are exchanged to exercise options and accordingly the total number of options granted never exceeds Stockholder-approved limits under stock option plans. The CEO has set stock ownership targets for each key member of management including the named Executive Officers. The Replacement Option program has encouraged stock option exercises and helped to increase stock ownership of key management. The Replacement Option feature is also discussed below in the Compensation Committee Report on Executive Compensation.

(4) All Other Compensation includes Company matching contributions to the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan (PSSP) and compensation paid to or on behalf of the named Executive Officers participating in a nonqualified defined contribution plan. Company matching contributions to the PSSP for 1993 on behalf of Messrs. Barnes, Howe, Hart, Dickerson and Bowman were $18,895, $18,967, $19,228, $19,255, and $19,255, respectively.
    Compensation was paid to or on behalf of Messrs. Barnes, Howe and Hart of $25,887, $7,300 and $1,597, respectively, for participation in a nonqualified defined contribution plan.

     The following table contains information concerning the grant of stock options during fiscal year 1993 to the named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                  ---------------------------------------------------       POTENTIAL REALIZABLE VALUE
                                    NUMBER OF     % OF TOTAL                                  AT ASSUMED ANNUAL RATES
                                   SECURITIES      OPTIONS                                  OF STOCK PRICE APPRECIATION
                                   UNDERLYING     GRANTED TO   EXERCISE                         FOR OPTION TERM(3)
                                     OPTIONS      EMPLOYEES      PRICE     EXPIRATION     -------------------------------
              NAME                GRANTED(#)(1)    IN 1993     ($/SHARE)    DATE(2)           5%($)            10%($)
- --------------------------------  -------------   ----------   ---------   ----------     -------------     -------------
JAMES E. BARNES.................  59,000          8.8%         51.1250     02/02/03       1,896,982         4,807,325
                                         13,867         2.1%      59.125     02/24/99           237,345           527,367
                                          9,690         1.4%      59.125     01/30/00           200,203           455,919
                                         14,061         2.1%      59.125     01/23/01           345,503           807,871
ROBERT M. HOWE..................  30,000          4.5%         51.1250     02/02/03       964,567           2,444,403
                                          8,332         1.2%      51.125     02/24/99           146,629           333,210
                                          5,300         0.8%      51.125     01/30/00           110,207           256,791
                                          7,578         1.1%      51.125     01/23/01           184,367           441,322
W. JEFFREY HART.................  17,000          2.5%         51.1250     02/02/03       546,588           1,385,161
                                          4,804         0.7%      51.625     02/24/99            85,058           193,192
                                          3,159         0.5%      51.625     01/30/00            66,115           153,974
                                          4,604         0.7%      51.625     01/23/01           112,779           269,818
                                          5,413         0.8%      59.375     01/22/02           173,163           419,742
                                          4,364         0.7%      62.875     02/24/99            84,816           189,993
                                          2,848         0.4%      62.875     01/30/00            66,252           152,129
                                          6,378         1.0%      62.875     01/14/95            28,521            57,603
                                            839         0.1%      62.875     02/14/95             3,987             8,068
                                          2,619         0.4%      62.875     01/17/96            20,605            42,648
                                          6,313         0.9%      62.875     02/17/96            51,522           106,863
                                          3,372         0.5%      62.875     02/15/97            39,429            83,834
                                          3,912         0.6%      62.875     02/15/97            45,744            97,260
                                          3,559         0.5%      62.875     12/11/97            52,438           113,840
                                          2,034         0.3%      62.875     12/11/97            29,969            65,061
                                          1,464         0.2%      62.875     12/11/97            21,570            46,828
                                          2,403         0.4%      62.875     02/24/99            46,703           104,618
FRANK S. DICKERSON, III.........  15,000          2.2%         51.1250     02/02/03       482,284           1,222,201
                                          4,256         0.6%      51.625     02/24/99            75,355           171,154
                                          2,855         0.4%      51.625     01/30/00            59,753           139,157
                                          3,997         0.6%      51.625     01/23/01            97,910           234,245
DAVID W. BOWMAN.................  15,000          2.2%         51.1250     02/02/03       482,284           1,222,201
                                          2,913         0.4%      51.000     01/30/00            60,145           140,039
                                          4,066         0.6%      51.000     01/23/01            98,272           235,057
                                          4,338         0.6%      51.000     02/24/99            75,758           172,031
TOTAL SHAREHOLDER RETURN(4).....                                                          964,567,000       2,444,403,000

- ---------------

(1) The first line of the Options Granted column for each named Executive Officer denotes original grants made by the Compensation Committee which become exercisable in one-third increments over years four, five and six of the option. All other grants are automatic Replacement Options which become exercisable 12 months from the grant date. All grants include the Replacement Option feature. See footnote (3) of the Summary Compensation Table for further explanation regarding the Replacement Option feature.

(2) Original grants made by the Compensation Committee expire ten (10) years from the grant date. Replacement Options have the same expiration date as the original options replaced.

(3) Represents the potential realizable value assuming the stated annual rates of stock price appreciation during the life of the option.

(4) Represents total gain for all Stockholders over the same ten-year period as the original options assuming 5% and 10% annual rates of stock price appreciation for 30 million outstanding shares.

    The following table contains information concerning aggregated stock option exercises during 1993 by the named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                NUMBER OF
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING       UNEXERCISED
                                                                               UNEXERCISED     IN-THE-MONEY
                                            NUMBER OF                          OPTIONS AT       OPTIONS AT
                                           SECURITIES                           FY-END(#)        FY-END($)
                                           UNDERLYING                                               (3)
                                             OPTIONS            VALUE         EXERCISABLE/     EXERCISABLE/
                 NAME                    EXERCISED(#)(1)    REALIZED($)(2)    UNEXERCISABLE    UNEXERCISABLE
- ---------------------------------------  ---------------    --------------    -------------    -------------
James E. Barnes........................       62,369          1,374,704          176,830/         881,073/
                                                                                  183,283        1,880,628
Robert M. Howe.........................       26,322            449,301           90,261/         329,616/
                                                                                   94,876        1,096,710
W. Jeffrey Hart........................       62,937            461,429           10,288/          12,080/
                                                                                  100,917          644,176
Frank S. Dickerson, III................       14,167            247,900           23,375/          47,822/
                                                                                   48,274          567,455
David W. Bowman........................       14,167            239,045           24,493/          76,858/
                                                                                   48,483          576,514

- ---------------

(1) Includes shares forfeited for the named Executive Officer's state and federal tax withholding obligations and shares tendered in payment of the option exercise prices.

(2) Includes value of shares forfeited by the named Executive Officer for state and federal tax withholding obligations.

(3) The value of the unexercised in-the-money options was calculated using the closing price on December 31, 1993 of $61.125.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent outside directors. The Committee is responsible for establishing and administering the Company's executive compensation programs.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for Stockholders. The Committee believes that the following compensation strategies for the Executive Officers achieve this objective:

     - Attract and retain talented employees -- The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of peer companies (described below) and similarly-sized domestic general industry companies. The base salary target is generally established at the 50th percentile of peer company and general industry survey results. For higher levels of responsibility, the base salary component is a diminishing portion of the executive's potential total compensation.

     - Emphasize pay for performance -- The annual incentive compensation program establishes a significant relationship between current Company performance and incentive compensation, with substantial rewards possible for exceptional results and no reward for poor results.

     - Encourage management stock ownership -- The Committee firmly believes that long-term Stockholder value will be significantly enhanced by management stock ownership. As a result, the Company's stock option program strongly encourages stock ownership by the Executive Officers.

     Recent federal tax legislation imposes, for 1994 and future years, a limitation on the deduction for certain Executive Officer compensation in excess of $1 million subject to certain exceptions. The Committee is currently studying how it will address the impact of the deduction limit on annual incentive compensation in excess of $1 million. The Company's stock option program currently qualifies for exemption from the deduction limit under the IRS transition rules, and the Committee intends to take such action as is necessary to maintain such exempt status.

     The following are descriptions of the Company compensation programs for the Executive Officers including the CEO.

BASE SALARY

     The Company generally establishes base salary ranges by considering peer company and general industry information. The base salary targets are typically set at the 50th percentile of this information.

     Peer companies, for compensation purposes, are those identified with the assistance of outside consultants as having fairly comparable size and business activities to that of the Company. These peer companies are not necessarily included in the S&P Energy Composite Index used in the performance graph, captioned "Comparison of Five-Year Cumulative Total Return," shown below. The principal reason the Company utilizes different companies for performance comparisons and compensation comparisons is that the sample used in compensation comparisons is much smaller and more regionalized than that used by the published indices for performance comparisons. The Company competes for executive talent mainly in the region where the Company is located and therefore salary comparisons are more focused.

     The base salary of each Executive Officer is reviewed periodically by his immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions typically every 12 to 15 months or longer. The Executive Officer's position, individual performance, level of responsibility, years with the Company and the peer company and general industry information described above are weighed in determining any appropriate salary adjustment. The Committee reviews and approves all proposed salary adjustments for the Executive Officers as recommended by the CEO.

ANNUAL INCENTIVE AWARDS

     Annual incentive awards are available to the Executive Officers to recognize and reward desired performance. Each year the Compensation Committee approves the participants, the performance measures and the specific financial targets. The usual performance measures were replaced by a single measure for 1993 based on Net Cash from Operations. The financial target was discretionarily set at a level substantially above the target approved by the Board of Directors in the 1993 Five-Year Operating Plan.

     An Executive Officer's target award level is directly dependent upon the individual's position, level of responsibility and ability to impact the Company's financial success. Additionally, peer company and general industry information is reviewed periodically to determine competitive target award levels. Annual incentive awards for 1993 were directly related to overall corporate and business unit performance. The awards for 1993 reflect the Company's performance for 1993 in the area of Net Cash from Operations. Records were set in the areas of Earnings Per Share, Operating Profit, Funds Provided By Operations and Cash Per Share.

LONG-TERM INCENTIVE PROGRAM

     The Company's current long-term incentive compensation program is limited to stock options designed to align management interests with those of Stockholders. In furtherance of this objective, nonqualified stock options were granted in 1993, with the exercise price equal to the market price on the date of grant.

     After a lengthy vesting period, stock options only have value if the price of the Company's stock has appreciated in value from the date the stock options were granted. Obviously, Stockholders also benefit from such stock price appreciation.

     The Company's stock option program is designed to encourage early exercise of options and retention of the issued stock, by including a reload option feature ("Replacement Option") and by the CEO establishing a target level of stock ownership for each Executive Officer in order to encourage a long-term ownership perspective. The replacement option feature provides for a new option for each share of Company stock tendered to satisfy an option exercise price. The replacement option, granted at an exercise price equal to the then current market price, is for the number of shares exchanged to exercise the original options, plus shares withheld for taxes, and is exercisable for the remainder of the original option term. As a result of this design, early exercise and ownership is encouraged, but stock option recipients can never obtain more shares of stock than represented by the original option grants.

     The level of stock option grants for Executive Officers and other employees is determined by the Committee each year in consultation with the CEO. A potential option gain target is identified for groups of employees by considering their responsibilities, their base salary level and peer company and general industry long-term compensation information. The number of options to be awarded is then derived by using a projected stock value that is approved by the Committee. The Company's awards are typically well above the 50th percentile of peer company and general industry levels.

     The Company is required to purchase shares in the open market equivalent to the number of shares issued under the stock option program.

     Since institution of the replacement option program and stock ownership targets in 1990, current Executive Officer stock ownership has increased by 490% to a total of 438,732 shares.

CEO COMPENSATION

     Mr. Barnes' compensation for 1993 consisted of the same three components described above for the Executive Officers: base salary, annual incentive compensation and stock options (in addition to participation in the benefit programs). The 1993 base salary level for Mr. Barnes was frozen at his ending 1992 level due to a Company-wide salary freeze. The 1992 base salary range was determined by considering peer company and general industry information. His base salary was established within the salary range by reference to his performance and years of service, in addition to peer company and general industry information. The Committee took into account the fact that Mr. Barnes has been CEO of MAPCO since 1984 and, during that time period, total Stockholder return (stock price appreciation and dividends) has averaged 24% per year.

     Mr. Barnes' incentive award for 1993 was determined in the same manner as described above. In particular, the Committee took into account his leading role in the successful turnaround of the Company's performance in 1993 from a lackluster 1992.

     Pursuant to the stock option program described above, Mr. Barnes was granted 59,000 nonqualified stock options in 1993.

         Herman J. Schmidt, Chairman
         Malcolm T. Hopkins
         Donald L. Mellish
         Robert L. Parker
         Samuel F. Segnar

PERFORMANCE GRAPH

     The following performance graph reflects yearly percentage changes in the Company's cumulative total stockholder return on Common Stock for the five fiscal years ended December 31, 1993, as compared with the cumulative total return of the S&P 500 Stock Index and the S&P Energy Composite Index. The graph assumes that $100 was invested on January 1, 1989 in the Company's Common Stock and in each of the referenced indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    MAPCO, S&P 500 AND S&P ENERGY COMPOSITE


                                                         Year
                                -----------------------------------------------------
                                1988      1989      1990      1991      1992     1993
                                ----      ----      ----      ----      ----     ----
MAPCO Inc.                      100       150       161       237       214      246
S&P 500                         100       131       127       165       178      195
S&P Energy Composite            100       139       143       154       157      182



PENSION PLAN

     The pension plan, in which all eligible employees, including Executive Officers, participate, does not require or permit employees to make contributions. Contributions to the pension plan in respect of any person are not and cannot be separately or individually calculated.

        PENSION TABLE -- ANNUAL BENEFIT PAYABLE AT NORMAL RETIREMENT AGE

             AVERAGE                                       YEARS OF SERVICE
             ANNUAL                -----------------------------------------------------------------
          COMPENSATION               10         15         20         25          30          35
- ---------------------------------  -------    -------    -------    -------    ---------   ---------
$  100,000.......................   17,901     26,852     35,802     44,753       53,703      62,654
$  250,000.......................   47,151     70,727     94,302    117,878      141,453     165,029
$  500,000.......................   95,901    143,852    191,802    239,753      287,703     335,654
$1,000,000.......................  193,401    290,102    386,802    483,503      580,203     676,904
$1,250,000.......................  242,151    363,227    484,302    605,378      726,453     847,529
$1,500,000.......................  290,901    436,352    581,802    727,253      872,703   1,018,154
$1,750,000.......................  339,651    509,477    679,302    849,128    1,018,953   1,188,779
$2,000,000.......................  388,401    582,602    776,802    971,003    1,165,203   1,359,404

     The Pension Table above shows approximate total retirement benefits (expressed as an annual straight-life annuity) based on employment with the Company for an employee covered by the qualified and nonqualified retirement plans. "Average annual compensation" is determined with reference to the base salary and bonus compensation disclosed in the Summary Compensation Table, except as described below for Messrs. Barnes and Howe. Average annual compensation levels are the average base salary and bonus compensation for the three highest consecutive years of the 10 years immediately before retirement date. The normal retirement date is at age 65, 66 or 67, depending upon the participant's birth year. The benefit amounts listed in the table are not subject to reduction for Social Security benefits or on any other basis except as noted below.

     At December 31, 1993 Messrs. Barnes, Howe, Hart, Dickerson and Bowman were credited with 10.58, 9.08, 14.17, 6.65 and 6.72 years of service, respectively.

     In addition, Messrs. Barnes and Howe are, pursuant to separate retirement agreements, credited with additional service equal to service earned with their prior employer (26 and 20 years, respectively). Such service is applied with reference to a modified base salary and bonus compensation at the Company which reflects only 50% of their promotion pay increases and bonus compensation. This additional retirement benefit is reduced by the retirement benefit earned by Messrs. Barnes and Howe at their prior employer. On December 3, 1993, the Board of Directors approved an amendment to the retirement agreement of Mr. Howe to provide for vesting of benefits thereunder effective as of December 31, 1993. Retirement benefits under the supplemental retirement agreement would have vested on December 1, 1994; however, by accelerating vesting into the calendar year 1993, both the Company and Mr. Howe avoided increased tax liability which would have been incurred in 1994 under the Omnibus Budget Reconciliation Act of 1993.

EMPLOYMENT CONTINUATION AGREEMENTS

     The Company has entered into Employment Continuation Agreements (the "Agreements") with 12 of its executive officers (the "Officers"), including Messrs. Barnes, Howe, Hart, Dickerson and Bowman. The Agreements replaced similar agreements which expired on December 31, 1989. The Agreements were automatically extended on January 1, 1993, and will continue to automatically extend each January 1 thereafter unless, not later than October 1 of the preceding year, the Company shall have given notice that it does not wish to extend the Agreement and provided that if a Change in Control (as defined below) occurs, the Agreements shall automatically continue for twenty-four months beyond the month in which such Change in Control occurred. Under each Agreement, the Officer is obligated to remain in the Company's employ for the earliest of
(a) nine months following the occurrence of a Potential Change in Control, (b) the date of a Change in Control, (c) the date the Officer terminates his employment by reason of Death, Disability or Retirement, or (d) the termination by the Company of the Officer's employment.

     For purposes of the Agreements, a "Change in Control" shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote; or (ii) during any period of two consecutive years (not including any period prior to the execution of the Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this Paragraph) whose election by the Board or nomination for election by the Company's Stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof; or (iii) the Stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     For purposes of the Agreements, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a corporation owned, directly or indirectly by the Stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the corporation representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such person's beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of the Agreement, a Potential Change in Control has occurred.

     If, within two (2) years following a Change in Control, an Officer's employment is terminated by the Company (other than for cause, as defined in the Agreements, or on account of the Officer's Death, or Disability) or by the Officer for other than Good Reason as defined in the Agreement, the Company will pay the Officer the following amounts (the "Severance Payment"):

          (a) A single sum payment equal to the product of three (3) times the sum of (i) the Officer's then current annual salary, plus (ii) the highest annual incentive compensation payment for the current calendar year or any of the last three (3) years, plus (iii) awards paid under the Company's Performance Bonus Plan or any successor thereto;

          (b) A single sum cash payment equal to the product of (x) and (y) where (x) equals the difference between (1) the closing price per share of the Company's Common Stock on the New York Stock Exchange Consolidated Tape (the "NYSECT") on the day immediately prior to the Change in Control of the Company and (2) the lowest closing price per share of the Company's Common Stock on the NYSECT on any day during the 60-day calendar day period immediately preceding the Change in Control of the Company and where (y) equals three (3) times the highest number of shares of the Company's Common Stock subject to any stock option granted to the Officer within 24 months of the Change in Control of the Company;

          (c) All reasonable and appropriate legal fees and expenses incurred by the Officer as a result of such termination (including all such fees and expenses, if any, reasonably incurred in contesting or disputing by arbitration or otherwise, any such termination or in seeking to obtain or enforce any right or benefit provided by the Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code"), to any payment or benefit provided under the Agreement); and

          (d) For a thirty-six (36) month period after the Date of Termination, the Company shall provide the Officer with benefits substantially similar to those which the Officer was receiving or entitled to receive under the Company's life, disability, accident and group health insurance plans or any similar plans in which the Officer was participating immediately prior to the Date of Termination at a cost to the Officer which is no greater than that cost to the Officer in effect at the Date of Termination.

          (e) In addition to the retirement benefits to which the Officer is entitled under the Supplemental Executive Retirement Plan ("SERP") and the Long-Term Incentive Plan ("LIP") or any successor plan thereto, the Company shall pay a single sum amount, in cash, equal to the actuarial equivalent of the excess of (x) over (y) where (x) is the amount of the retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age as defined in the MAPCO Pension Plan) which the Officer would have accrued under the terms of the SERP (without regard to any amendment to the SERP made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Officer were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder at the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination, and where
     (y) is the amount of any vested retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age) which the Officer had then accrued pursuant to the provisions of the SERP.

          (f) In addition to the retirement benefit the Officer is entitled to under the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, the Company shall pay the Officer a single sum amount, in cash, equal to eighteen percent (18%) times the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Officer's Date of Termination.

     The Company has also agreed to pay the Officer an additional amount ("Gross-Up Payment") such that the net amount retained by the Officer upon the payments provided under the Agreement, after deduction of federal, state and local income tax and any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (up to 20%), shall be equal to the Severance Payment.

     On January 31, 1990, the Board of Directors of the Company approved amendments to the Employment Continuation Agreements of the executive officers. The Amendments provide that in the event of termination following a Change in Control, the benefits under the Company's SERP shall be determined as of the earliest possible retirement date using actuarial equivalents as defined in the Amendments.

     In addition to this change, Amendments to Employment Continuation Agreements of Messrs. Barnes and Howe clarify that in the event of termination following a Change in Control (1) retirement benefits, including that payable under Supplemental Retirement Agreements ("SRA"), are calculated based upon the earliest permitted retirement date and (2) SRA benefits are payable in a single sum based upon actuarial equivalents, as defined in the Amendments. An additional amendment to the Employment Continuation Agreements of Messrs. Barnes and Howe was entered into in 1991 to coordinate changes made in supplemental retirement agreements as discussed above.

                 APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has, by resolution, selected Deloitte & Touche, independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1994. Accordingly, this selection is being presented to the Stockholders for approval at this Annual Meeting.

     The firm of Deloitte & Touche has audited the Company's books annually since 1969, has offices in or convenient to the localities where the Company or its subsidiaries operate and is considered to be well qualified. If the Stockholders do not approve the selection of Deloitte & Touche, the selection of independent auditors will be reconsidered by the Board of Directors.

     Audit services performed by Deloitte & Touche during 1993 included examinations of the Consolidated Financial Statements of the Company and its subsidiaries, limited reviews of interim financial information, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting, taxation and general business advice.

     Representatives of Deloitte & Touche will be present at the Annual Meeting of Stockholders at which time they will have an opportunity to make a statement and will be available to respond to any appropriate questions from the floor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF DELOITTE & TOUCHE TO AUDIT THE COMPANY'S BOOKS.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of Stockholders intended to be presented at the Company's 1995 Annual Meeting of Stockholders, which is anticipated to be held on May 26, 1995, must be received at the principal executive offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119, on or before December 31, 1994 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     As of the time of preparation of this Proxy Statement, the Company has not been informed of any business to be presented by or on behalf of the Company or its management for action at the meeting other than those listed in the Notice of Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

                                            By Order of the Board of Directors

                                            David W. Bowman
                                            Senior Vice President, General
                                            Counsel and Secretary

April 8, 1994
Tulsa, Oklahoma

     A COPY OF THE COMPANY'S 1993 FORM 10-K REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: SENIOR VICE PRESIDENT -- CORPORATE AFFAIRS, MAPCO INC., P.0. BOX 645, TULSA, OKLAHOMA 74101-0645.

                                   (MAPCO LOGO)
                                   1800 South Baltimore Avenue
                                   Tulsa, Oklahoma 74119

APPENDIX I -- PERFORMANCE GRAPH

     A narrative description of the Company's performance graph, captioned, "Comparison of Five-Year Cumulative Total Return," may be found at page 15.

                   NARRATIVE DESCRIPTION OF PERFORMANCE GRAPH

     The performance graph shows yearly percentage changes in the cumulative total Stockholder return on MAPCO Inc. Common Stock for the five (5) fiscal years ended December 31, 1993, as compared to the S&P 500 Stock Index and the S&P Energy Composite Index. During each of the five (5) year periods ended, the graph indicates that the Company's Common Stock has provided Stockholders with a higher cumulative total return. The graph is captioned "Comparison of Five-Year Cumulative Total Return," and it assumes that $100 was invested on January 1, 1989 in the Company's Common Stock and in each of the referenced indices and assumes reinvestment of dividends.

                                                            MAPCO INC.
                              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. X

1.  ELECTION OF DIRECTORS                                         2.  Approve the selection of Deloitte & Touche as
       Nominees:                              For      Withheld       Independent Auditors                 For    Against    Abstain
    Herman J. Schmidt, Malcolm T. Hopkins,    ( )        ( )                                               ( )      ( )        ( )
    Donald Paul Hodel

To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

- ---------------------------------------------------

3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.


                                                                                       Dated:                , 1994
                                                                                             ----------------
                                                                                    Please Sign Here and Return Promptly

                                                      -----------------------------------------------------------------

                                                      -----------------------------------------------------------------
                                                      Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.



                                  MAPCO INC.
    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 25, 1994


The undersigned hereby appoints James E. Barnes, David W. Bowman and James N. Cundiff, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MAPCO Inc. held on record by the undersigned on April 4, 1994, at the Annual Meeting of Stockholders to be held on May 25, 1994, or any adjournment thereof.

     IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.